UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2004

Date of Report (Date of earliest event reported)

VARCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13309	76-0252850
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 W. Sam Houston Parkway South,

Suite 1700

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(281) 953-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2004, National-Oilwell, Inc., a Delaware corporation (“National-Oilwell”), and Varco International, Inc., a Delaware corporation (“Varco”), announced a merger of equals transaction pursuant to the terms of an Agreement and Plan of Merger dated as of August 11, 2004 (the “Merger Agreement”). Pursuant to the Merger Agreement, Varco will merge with and into National-Oilwell (the “Merger”). The board of directors of National-Oilwell and Varco each approved an amendment and restatement of the Merger Agreement (the “Amended and Restated Merger Agreement”), effective as of September 13, 2004, to provide for (i) an amendment to the Amended and Restated Certificate of Incorporation of National-Oilwell to eliminate the class of special voting stock of National-Oilwell, and (ii) an acknowledgment of the adoption of the National Oilwell and Varco Long-Term Incentive Plan.

The foregoing description of the Merger and the Amended and Restated Merger Agreement is qualified in its entirety by reference to the Amended and Restated Merger Agreement incorporated by reference as Exhibit 2.1 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1 Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004, by and between National-Oilwell, Inc., a Delaware corporation, and Varco International, Inc., a Delaware corporation (incorporated by reference to Annex A to the document forming a part of National-Oilwell’s Registration Statement on Form S-4 (File No. 333-119071)).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARCO INTERNATIONAL, INC.

Date: September 17, 2004	By:	/s/ Clay C. Williams
Clay C. Williams
Vice President and Chief Financial Officer

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